Exhibit 99.2

Legacy Acquisition Corp. Announces Amendment to Share Exchange Agreement and
Expected Warrant Agreement Amendment

(New York, NY) -- March 13, 2020 -- Legacy Acquisition Corp. (NYSE: “LGC”) (“Legacy” or the “Company”), a publicly-traded Special Purpose Acquisition Company, announced today that, in response to the recent dislocation in the equity markets, Legacy has agreed to an amendment (the “Amendment”) to the terms of the previously announced Amended and Restated Share Exchange Agreement (as amended by the Amendment, the “Share Exchange Agreement”) with Blue Valor Limited, a company incorporated in Hong Kong (the “Seller”) and an indirect, wholly-owned subsidiary of BlueFocus Intelligent Communications Group (“BFICG”), pursuant to which Legacy will purchase all of the issued and outstanding shares of a newly formed and wholly-owned subsidiary of the Seller that at closing will hold the Blue Impact group business. The effectiveness of the Amendment is conditioned upon the approval of BFICG’s board of directors.

Under the terms of the Amendment and the warrant agreement amendment described below, among other things, Legacy will substantially reduce outstanding dilutive securities and simplify its capital structure and certain outstanding shares of Legacy’s common stock held by Legacy’s sponsor, Legacy Acquisition Sponsor I LLC (“Sponsor”), will be transferred back to the Company and cease to be outstanding. Separately, Legacy received today an update on operations of Blue Impact’s China-based Madhouse business.

Share Exchange Agreement Amendment

To facilitate the business combination, the Sponsor will transfer 3,500,000 outstanding shares of Legacy’s common stock back to Legacy which shares will be cancelled and cease to be outstanding. In consideration for such shares, the Sponsor was granted the right to receive up to 2,000,000 shares of common stock after the closing of the business combination (“Closing”) as follows: (a) 1,000,000 shares, if post-Closing Legacy stock has a volume weighted average trading price of at least $15 per share for any 30 day period or if post-Closing Legacy is sold for a share price of at least $15 per share and (b) 1,000,000 shares, if post-Closing Legacy stock has a volume weighted average trading price of at least $20 per share for any 30 day period or if post-Closing Legacy is sold for a share price of at least $20 per share; provided, that the maximum number of shares that the Sponsor can receive is 2,000,000.

In addition, the shares of Legacy’s common stock payable to the Seller at the Closing will be reduced from 30,000,000 to 27,000,000 shares. The foregoing represents a reduction of 3,000,000 shares of Legacy’s common stock which would have been outstanding immediately following the Closing under the terms of the previously announced business combination.

The Seller will be granted the right to receive such 3,000,000 shares of Legacy’s common stock following the Closing (the “Post-Closing Shares”) (i) if post-Closing Legacy’s stock has a volume weighted average trading price of at least $20 per share for any 30 day period or if Legacy is sold for a share price of at least $20 per share post-Closing, or (ii) upon the 10th anniversary of the Closing. The amount of Post-Closing Shares which may be received and the conditions for receiving the same are subject to certain adjustments as set forth in the Amendment.

To facilitate the business combination, Legacy is considering a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 506(c) (or other available exemption) of shares of common stock (a “PIPE Financing”) for up to $75 million in proceeds (before fees) solely to eligible accredited investors or qualified institutional buyers.

Warrant Agreement Amendment

Legacy has 30,000,000 public warrants and 17,500,000 private placement warrants outstanding, each entitling a holder thereof the right to acquire 0.5 of a share of common stock at an exercise price of $5.75. Legacy has obtained voting agreements from a limited number of holders of its public warrants (holding approximately 65.9% of the outstanding public warrants) agreeing to vote in favor of an amendment of the warrant agreement under which the public and private placement warrants were issued.

Under the warrant agreement amendment, at or as promptly as practicable after the Closing each public warrant will be cancelled in exchange for (i) $1.00 in cash per warrant, if the aggregate gross cash proceeds from the trust (after redemptions) and any PIPE Financing equals at least $225 million or (ii) $0.50 in cash and 0.055 shares of common stock per warrant, if otherwise.

To facilitate the business combination, the Sponsor has agreed that with respect to the 14,587,770 private placement warrants beneficially owned by it to accept only shares of common stock at a rate of 0.11 of a share of common stock per warrant (or 1,604,655 shares of common stock in total). The remaining 2,912,230 private placement warrants beneficially owned by certain institutional investors in the Sponsor may be exchanged, at the election of their beneficial owners, for the same stock consideration or the consideration to be received by the holders of the public warrants.

Madhouse Update

Blue Impact expects its China-based Madhouse business to achieve steady profit growth for full year 2020. This profit growth is expected notwithstanding uncertainties accompanying the coronavirus (COVID 19) outbreak. Several factors help moderate against a material adverse impact on the Madhouse business and its financial results, including:

●	Madhouse’s business is dedicated to, and substantially all of its revenues are derived from, buying digital and mobile based advertising space for its paid media clients through its electronic ad platform;

●	over 80% of Madhouse’s revenues come from China-based game developers, ecommerce web sites and app providers marketing to potential customers located primarily outside of China via mobile and digital channels including Google, Facebook, and Twitter; and

●	the ability of Madhouse’s employees to generally work and effectively operate and interface remotely with customers and other Blue Impact business employees.

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination contemplated by the Amended and Restated Share Exchange Agreement, Legacy filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on December 2, 2019, and intends to file a definitive proxy statement with the SEC. In addition, in connection with the proposed warrant agreement amendment, Legacy intends to file a preliminary proxy statement with the SEC. Legacy’s security holders and other interested persons are advised to read the applicable proxy statement(s) and the amendments thereto and other relevant materials to be filed in connection with the business combination and warrant agreement amendment with the SEC, including, when available, a definitive proxy statement on Schedule 14A and documents incorporated by reference therein, as these materials will contain important information about the business combination and warrant agreement amendment, as applicable. When available, the definitive proxy statement and other relevant materials for the business combination and warrant agreement amendment will be mailed to the applicable securityholders of Legacy as of a record date to be established for voting on the business combination and warrant agreement amendment. Stockholders will also be able to obtain copies of the preliminary proxy statements, the definitive proxy statements and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Participants in the Solicitation

Legacy and its directors and executive officers may be deemed participants in the solicitation of proxies from Legacy’s securityholders with respect to the business combination and warrant agreement amendment, as applicable. A list of the names of those directors and executive officers and a description of their interests in Legacy will be contained in Legacy’s definitive proxy statements that will be filed with respect to the business combination and warrant agreement amendment, respectively, and in its annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161. Additional information regarding the interests of such participants will be contained in the proxy statement for the business combination and warrant agreement amendment, respectively, when available.

The Seller, BFICG, and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the securityholders of Legacy in connection with the business combination or warrant agreement amendment. A list of the names of such directors and executive officers and information regarding their interests in the business combination or warrant agreement amendment, as applicable, will be included in Legacy’s definitive proxy statements that will be filed with respect to the business combination and warrant agreement amendment, respectively.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Legacy’s and the Blue Impact business’ (including the Madhouse business’) actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our statements regarding the impact of the Amendment on our dilutive securities and capital structure, our statements regarding the warrant agreement amendment and the anticipated changes to be made to the terms of our warrants, and statements regarding Madhouse’s anticipated financial performance.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Legacy’s and the Blue Impact business’ control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Share Exchange Agreement, (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the Share Exchange Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of Legacy or other conditions to closing in the Share Exchange Agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the business combination to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (6) the inability to obtain or maintain the listing of Blue Impact’s common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the aggregate number of Legacy shares requested to be redeemed by Legacy’s stockholders in connection with the proposed business combination; (12) the ability of the Blue Impact business to ameliorate or otherwise mitigate its existing material weaknesses and any material weaknesses in internal control over financial reporting or significant deficiencies that may be identified in the future; (13) estimates for the financial performance of the Blue Impact business may prove to be incorrect or materially different from actual results; (14) the impact of coronavirus outbreak on capital markets and Blue Impact's business; and (15) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in Legacy’s other filings with the SEC. Legacy cautions that the foregoing list of factors is not exhaustive. Legacy cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Any securities that may be offered pursuant to any PIPE Financing will not be registered under the Securities Act, or any state securities laws, and until so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

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